UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

Coatue Innovative Strategies Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COATUE INNOVATIVE STRATEGIES FUND
c/o Coatue Management, L.L.C.
9 W 57th Street, 25th Floor
New York, NY 10019

[●], 2026

Dear Shareholder,

Coatue Innovative Strategies Fund (the "Fund") will hold a Special Meeting of Shareholders on October 28, 2026 over the Internet in a virtual meeting format only at [●] [A.M./P.M.] Eastern Time (the "Special Meeting"). Shareholders of record as of the close of business on June 30, 2026, are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. The Special Meeting is being called for the following purposes:

1.	To consider and approve an Amended and Restated Investment Advisory and Management Agreement between the Fund and Coatue Management, L.L.C. (the "Adviser") ("Proposal 1");

2.	To consider and approve a revision to the Fund’s fundamental concentration policy ("Proposal 2," together with Proposal 1, the "Proposals"); and

3.	To transact such other business as may properly come before the Special Meeting or any adjournments, postponements or delays thereof.

The enclosed proxy statement explains the Proposals. The Board of Trustees of the Fund (the "Board") believes that approving each Proposal is in the best interests of the Fund and its shareholders. Accordingly, the Board has unanimously voted to approve each Proposal and to recommend that the shareholders of the Fund also approve each Proposal.

Thank you for your investment in the Fund. You are encouraged to exercise your rights in governing the Fund by voting on the Proposals. The Board recommends that you vote FOR each Proposal. Your vote is important.

It is very important that we receive your vote before October 28, 2026. Voting is quick and easy. To cast your vote, please use one of the simple options below:

●	INTERNET: Visit the website indicated on the enclosed Proxy Card(s). Enter the control number on the Proxy Card(s) and follow the instructions.

●	LIVE OPERATOR: Call the toll-free number on the enclosed Proxy Card(s) to speak with a live representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 11:00 PM (EST) and Saturday 12:00 PM to 6:00 PM (EST).

●	MAIL: Complete the Proxy Card(s) enclosed in this package. BE SURE TO SIGN EVERY CARD before mailing it in the postage-paid envelope.

Your participation and prompt response in this matter is appreciated. If you have any questions regarding the proxy or have questions on how to vote, please call our proxy solicitation partner, Georgeson LLC, toll-free at (877) 739-5977. Representatives are available to take your call Monday through Friday 9:00 a.m. to 11:00 p.m., Eastern Time and Saturday 12:00 p.m. to 6:00 p.m., Eastern Time.

Sincerely,

Nathan Urquhart
President and Principal Executive Officer

i

IMPORTANT INFORMATION

Overview

Q.	What are the Proposals that shareholders of Coatue Innovative Strategies Fund (the "Fund") are being asked to approve?

A.	Shareholders will be asked to approve two Proposals: (i) an Amended and Restated Investment Advisory and Management Agreement (the "Amended Advisory Agreement") between the Fund and Coatue Management, L.L.C. ("Coatue" or the "Adviser") to permit the Fund to pay some or all of its management and /or incentive fees in shares of beneficial interest of the Fund ("Shares") instead of cash; and (ii) a change to the Fund’s concentration policy to provide more flexibility to invest in technology-oriented issuers.

Q.           Why are these changes being proposed?

A.	Proposal 1 will permit the Fund to pay some or all of its management and/or incentive fees in Shares, which provides important flexibility to the Adviser to optimize management of the Fund’s assets as well as creating the potential for tax efficiencies with respect to the payment of compensation to the Adviser and the Fund’s portfolio management team and others who provide critical operational support to the Fund. This proposal, if approved by the Fund's shareholders, would be an additional lever the Adviser could pull to support liquidity of the Fund’s assets.

With respect to Proposal 2, the Adviser has determined that changing the Fund’s concentration policy to provide more flexibility to invest in technology-oriented issuers is important given the Fund’s broad investment mandate and allocation to private issuers that may see significant valuation adjustments over time.

Q.	What will be the value of the Shares paid to the Adviser pursuant to the Amended Advisory Agreement?

A.	The Adviser will receive Shares in lieu of cash compensation at a price equal to the greater of (i) the then-current net asset value (the "NAV") per Share of the applicable Share class when such fees become due and (ii) the then-current offering price of the applicable class of Shares when such fees become due.

Q.	How will these proposals affect me as a shareholder?

A.	Each shareholder will hold the same number of Shares and will continue to be able to purchase additional Shares as they are currently able to do. A vote "FOR" these Proposals will not affect the value of Shares nor will it impact the Fund's operations – for instance, the Fund's investment objective and principal investment strategies will remain the same. The Fund's fee rates will not change if Proposal 1 is approved and the Fund will continue to be able to invest in technology-oriented companies if Proposal 2 is approved.

Q.	Other than being able to pay fees in Shares of the Fund, are there other material changes to the Amended Advisory Agreement?

A.	No. The Adviser will continue to manage the Fund in the same manner as it has managed the Fund in the past. The only change is that the Adviser may elect to receive some or all of its fees for managing the Fund in Shares of the Fund in lieu of cash.

As a shareholder of the Fund, the Shares held by the Adviser will be subject to the same fees and expenses applicable to the Fund’s other shareholders in the relevant class and will not receive preferential voting, dividend or liquidity rights with respect to its Shares. Any Shares received by the Adviser in lieu of cash will have the same rights and obligations as Shares of the same class issued to other shareholders, except that the Adviser will "mirror vote" any Shares received in lieu of a cash payment for management and/or incentive fees. That is, the Adviser will vote any such Shares in the same proportion as the vote of all other shareholders that are not (i) the Adviser or its control affiliates, and (ii) to the Adviser’s knowledge, affiliates of the Adviser (excluding control affiliates), for so long as the Adviser serves as the investment adviser to the Fund.

Q.	Will there be any restrictions on the Adviser’s holding of Fund Shares?

A.	If the Adviser elects to receive payment in Shares of the Fund, the Adviser will commit to the Fund to forgo selling those Shares for at least 12 months from the date of issuance, except in exceptional circumstances such as if it no longer serves as the investment adviser of the Fund.

Q.	Will the Board oversee the payment of Management Fees and/or Incentive Fees in Fund Shares?

A.	On an annual basis, a majority of the trustees who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund (the "Independent Trustees") must determine that the continued use of the Share payment provisions remain in the best interest of the Fund and its shareholders. Further, if the Amended Advisory Agreement is approved by shareholders, it will operate for an initial two-year period and then continue for successive one-year periods if such continuance is specifically approved at least annually in accordance with Section 15(c) and subject to Section 36 of the 1940 Act by the Board of Trustees of the Fund, including the Independent Trustees. In connection with the Board’s approval of the continuance of the Amended Advisory Agreement, the Board will review those provisions allowing for payment of management and/or incentive fees in Shares, and it will review the fees paid to the Adviser. In its review, the Board will consider the potential impact of the Share payment policy on the Fund’s earnings and NAV per Share. It is expected that the issuances of Shares in lieu of Advisory Fees and/or Incentive Fees will have a net neutral result on the Fund’s earnings and NAV per Share.

Q.	Why is it proposed that the Fund be able to pay the Adviser the Management Fees and/or Incentive Fees in Shares in lieu of cash?

A.	Providing the Adviser the flexibility to receive its management and/or incentive fees in Shares of the Fund in lieu of cash would allow the Fund to retain a greater portion of its assets for investment purposes and create further alignment of interests between the Adviser and the Fund.

The Fund is currently required to hold a greater amount of investable assets in cash or liquid public investments to ensure it can meet its management and incentive fees payment obligations to the Adviser. Given what could be significant incentive fee payment obligations in any particular payment period, there is real concern that the Fund could have to liquidate assets at unfavorable times or unfavorable prices to pay those fees, to the extent they must be paid in cash. This is magnified with respect to the Fund's investments in private assets, where the Adviser may want to retain those assets and have the Fund benefit from capital appreciation, especially during times when it may be difficult to sell those assets at fair value, or when the Adviser still believes there is additional future upside. Conversely, to the extent the Fund needs to sell its public investments or use its cash holdings, the Fund’s portfolio will become less liquid, creating outsized liquidity risk for the Fund’s shareholders and putting undue pressure on the ability of the Fund to operate its announced share repurchase program and to make standard dividend payments.

The ability for the Adviser to be paid in Shares also further aligns the interests of the Adviser with those of the Fund’s shareholders because the Adviser will have a direct financial stake in the Fund’s performance, i.e. more "skin in the game." As opposed to payment in cash, the Adviser would invest in the Fund alongside, and at the same price as, the Fund’s other shareholders. This aligns the interests of the Fund’s shareholders and the Adviser because the Adviser’s realizable compensation for any past payment would be tied to maintaining or increasing the Fund’s NAV until the Adviser is able to tender those Shares back to the Fund.

Additionally, because the Adviser will agree to hold any Shares it receives in lieu of cash for at least 12 months, the Adviser is further incentivized to act in the long-term interests of the Fund’s shareholders.

Q.	Why is it being proposed that the Fund’s fundamental concentration policy be changed?

A.	Under the 1940 Act, a registered fund cannot change a fundamental investment restriction without shareholder approval. The Fund currently has a fundamental concentration policy to not invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry or groups of industries. The Adviser is recommending the adoption of the revised concentration policy to provide greater investment flexibility and the potential for better investment performance.

Having operated the Fund since inception, and assessing the market environment, especially with respect to the Fund’s investments in private companies classified in the technology sector, the Adviser believes that the Fund’s current concentration policy is likely to limit the ability for the Fund to continue to participate in investments – including upsizing current investments – that the Adviser believes are central to the Fund’s investment strategy. This is because, in certain market environments, private company valuations can increase dramatically in connection with technology "waves," which may significantly increase the Fund’s exposure to those private assets. Without the flexibility afforded by a concentrated investment policy, the Fund may be unable to maintain or increase its positions in companies the Adviser believes offer compelling long-term value. The Adviser believes that such an outcome would be contrary to the best interests of the Fund and its shareholders.

As such, the Adviser is proposing to amend the Fund’s concentration policy to require the Fund to invest, under normal circumstances, at least 25% of its total assets in the industries within the information technology, communication services and industrials sectors in the aggregate. As the Fund already invests a substantial portion of its assets in the securities of companies in the industries within the information technology, communication services and industrials sectors, the change is not anticipated at this time to substantively increase (or increase at all) the risk profile of the Fund. However, the Fund may be subject to a heightened degree of investment risk to the extent that the Fund utilizes its ability to invest a larger percentage of Fund assets in one or more of the industries within the information technology, communication services and industrials sectors.

Q.	Will the Fund make any changes to its investment strategies if it modifies its fundamental concentration policy?

A.	No. The Fund will continue to invest in accordance with its current investment strategies.

General Matters

Q.	Will the Fund pay for the proxy solicitation and related legal costs?

A.	These costs will be borne in equal parts by the Fund and the Adviser.

Q.	How does the Board recommend that Fund shareholders vote on the Proposals?

A.	The Board, including all of the Independent Trustees, recommends that Fund shareholders vote in favor of each of the Proposals.

Q.	When is the Special Meeting?

A.	The Special Meeting is being held on October 28, 2026. It will be held over the Internet in a virtual meeting format only at [●] [A.M./P.M.] Eastern Time.

Q.	What is the deadline for submitting a vote?

A.	Fund shareholders should vote as soon as permissible to make sure that the Fund receives enough votes to act on the Proposals. Unless a Fund shareholder attends the Special Meeting to vote virtually, shareholder votes must be received by 11:59 p.m. Eastern Time on October 27, 2026.

Q.	Who is eligible to vote?

A.	Any person who owned Shares of the Fund on June 30, 2026.

Q.	How can a Fund shareholder vote?

A.	A Fund shareholder may vote in any of four ways:

●	Through the Internet. Please follow the instructions on the proxy card.

●	By touch-tone telephone, with a toll-free call to the phone number indicated on the proxy card. This service is available 24 hours a day.

●	By live operator, with a toll-free call to (877) 739-5977. Representatives are available to take your call Monday through Friday 9:00 a.m. to 11:00 p.m., Eastern Time and Saturday 12:00 p.m. to 6:00 p.m., Eastern Time.

●	By mailing in the proxy card.

●	Virtually at the Special Meeting.

Fund shareholders are encouraged to vote via the Internet or telephone using the control number on the proxy card and following the simple instructions because these methods result in the most efficient means of transmitting a vote and reduce the need for the Fund to conduct telephone solicitations and/or follow up mailings. If a Fund shareholder would like to change a previous vote, the shareholder may vote again using any of the methods described above.

Q.	How should the proxy card be signed?

A.	Fund shareholders should sign their name exactly as it appears on the proxy card. Unless the Fund shareholder has instructed the Adviser otherwise, either owner of a joint account may sign the card, but again, the owner must sign the name exactly as it appears on the card. The proxy card for accounts of which the signer is not the owner should be signed in a way that indicates the signer’s authority — for example, "Mary Smith, Custodian."

Q.	Whom should a Fund shareholder call if they have questions?

A.	If a Fund shareholder has any questions regarding a Proposal or the voting process, please call the proxy agent, Georgeson LLC, toll-free at (877) 739-5977.

v

COATUE INNOVATIVE STRATEGIES FUND
c/o Coatue Management, L.L.C.
9 W 57th Street, 25th Floor
New York, NY 10019

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held October 28, 2026

Coatue Innovative Strategies Fund (the "Fund") will host a Special Meeting of Shareholders on October 28, 2026 over the Internet in a virtual meeting format only at [●] [A.M./P.M.] Eastern Time (the "Special Meeting"). This Special Meeting of the Fund is being held so that shareholders can consider the following proposals:

1.	To consider and approve an Amended and Restated Investment Advisory and Management Agreement between the Fund and Coatue Management, L.L.C. (the "Adviser") ("Proposal 1");

2.	To consider and approve a revision to the Fund’s fundamental concentration policy ("Proposal 2," together with Proposal 1, the "Proposals"); and

3.	To transact such other business as may properly come before the Special Meeting or any adjournments, postponements or delays thereof.

The enclosed proxy statement explains the Proposals.

THE BOARD OF TRUSTEES OF THE FUND (THE "BOARD") UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL.

Shareholders of record of the Fund at the close of business on the record date, June 30, 2026, are entitled to notice of and to vote at the Special Meeting and any adjournment(s) thereof. The Notice of Special Meeting of Shareholders, proxy statement and proxy card is being delivered to shareholders on or about September 9, 2026 to such shareholders of record.

By Order of the Board,

Nathan Urquhart
President and Principal Executive Officer

September 9, 2026

YOUR VOTE IS IMPORTANT

You can vote easily and quickly over the Internet, by toll-free telephone call, or by mail. Just follow the simple instructions that appear on your proxy card. Please help the Fund reduce the need to conduct telephone solicitation and/or follow-up mailings by voting today.

COATUE INNOVATIVE STRATEGIES FUND
c/o Coatue Management, L.L.C.
9 W 57th Street, 25th Floor
New York, NY 10019

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
October 28, 2026

Introduction

This proxy statement is being provided to you on behalf of the Board of Trustees (the "Board" or "Board of Trustees") of Coatue Innovative Strategies Fund (the "Fund") in connection with the solicitation of proxies to be used at a Special Meeting of Shareholders (the "Special Meeting") of the Fund. The following table identifies the proposal set forth in this proxy statement.

Proposal Number	Proposal Description
1	Consider and approve an Amended and Restated Investment Advisory and Management Agreement between the Fund and Coatue Management, L.L.C. ("Coatue" or the "Adviser") ("Proposal 1").

2	Consider and approve a revision to the Fund’s fundamental concentration policy ("Proposal 2," together with Proposal 1, the "Proposals").

3	Transact such other business as may properly come before the Special Meeting or any adjournments, postponements or delays thereof.

You will find this proxy statement divided into four parts:

Part 1 Provides details on each of the Proposals (see page 4)

Part 2 Provides information about ownership of shares of beneficial interest ("Shares") of the Fund (see page 13)

Part 3 Provides information on proxy voting and the operation of the Special Meeting (see page 14)

Part 4 Provides information on other matters (see page 17)

Please read the proxy statement before voting on the Proposals. Please call toll-free at (877) 739-5977 if you have any questions about the proxy statement, or if you would like additional information. Only shareholders of record as of the close of business on June 30, 2026 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

We anticipate that the Notice of Special Meeting of Shareholders, this proxy statement and the proxy card (collectively, the "proxy materials") will be mailed to shareholders beginning on or about September 9, 2026.

Shareholder Reports. The Fund’s most recent Annual Report is available upon request without charge. You may view the Annual Report at the Fund’s website at www.coatuectek.com. You may also request the Annual Report by calling toll-free at 617-662-7100.

Important Notice Regarding the Availability of Materials
for the Special Meeting to be Held on October 28, 2026

The proxy statement for the Special Meeting is available at [●]

PART 1

DESCRIPTION OF THE PROPOSALS

PROPOSAL 1

CONSIDER AND APPROVE AN AMENDED AND RESTATED INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT BETWEEN THE FUND AND THE ADVISER.

Background

Fund shareholders are being asked to approve an Amended and Restated Investment Advisory and Management Agreement between the Fund and the Adviser ( the "Amended Advisory Agreement") that would allow the Adviser to elect to receive all or a portion of the Management Fees and/or Incentive Fees (each defined below) in Shares of the Fund, subject to the requirements of the Investment Company Act of 1940, as amended (the "1940 Act") and the applicable exemptive relief from the Securities and Exchange Commission ("SEC").

When the Adviser elects to receive its Management Fees and/or Incentive Fees in Shares it would allow the Fund to retain a greater portion of its assets for investment purposes and create better alignment of interests between the Fund and the Adviser. The Fund is currently required to hold a greater amount of investable assets in cash or liquid public investments to ensure it can meet its Management Fees and Incentive Fees payment obligations to the Adviser, and can be forced to liquidate assets at unfavorable times or unfavorable prices to pay Management Fees and/or Incentive Fees in cash. The ability to pay Management Fees and/or Incentive Fees in Shares will permit the Fund to invest more of its assets in underlying investments, and it would not have to liquidate those investments to pay Management Fees and/or Incentive Fees in cash.

The ability for the Adviser to be paid in Shares also aligns the interests of the Adviser with those of Fund shareholders because the Adviser will have a direct financial stake in the Fund’s performance, i.e., more "skin in the game." As opposed to payment in cash, the Adviser invests in the Fund alongside other Fund shareholders at a price equal to the greater of (i) the then-current net asset value ("NAV") per Share of the applicable Share class when such fees become due and (ii) the then-current offering price of the applicable class of Shares when such fees become due. This aligns the interests of Fund shareholders and the Adviser because the Adviser’s realizable compensation for any past payment is tied to maintaining or increasing the NAV per share price until the Adviser is able to tender those Shares back to the Fund in the same manner as other Fund shareholders.

Additionally, because the Adviser will agree to hold any Shares it receives in lieu of compensation for at least 12 months, the Adviser is further incentivized to act in the long-term interests of Fund shareholders.

A copy of the Amended Advisory Agreement is attached as Exhibit A to this proxy statement and is marked to show the changes against the Fund's current investment management and advisory agreement (the "Current Advisory Agreement" and together with the "Amended Advisory Agreement," the "Advisory Agreements").

Information Concerning the Adviser

The Adviser is a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Adviser has its principal offices at 9 W 57th Street, 25th Floor, New York, NY 10019. The sole owner of Coatue Management is Coatue Management Partners LP, a Delaware limited partnership, for which Coatue Management Partners GP LLC, a Delaware limited liability company, serves as general partner. Philippe Laffont is the principal owner of both Coatue Management Partners LP and Coatue Management Partners GP LLC. He also serves as the managing member of Coatue Management Partners GP LLC.

The following table sets forth the name, position and principal occupation of each executive officer of the Adviser. Each individual’s address is 9 W 57th Street, 25th Floor, New York, NY 10019.

Name	Principal Occupation with Adviser	Position held with the Fund
Philippe Laffont	Founder and Portfolio Manager	Chief Executive Officer; Portfolio Manager

Thomas Laffont	Co-Founder and Chief Investment Officer, Privates	N/A

Jaimin Rangwalla	Chief Investment Officer, Public Equities	N/A

Nathan Urquhart	Co-President and Head of Strategy	President and Principal Executive Officer; Trustee

Approval, Duration and Termination of the Advisory Agreements

The Adviser serves as the Fund’s investment adviser pursuant to the Current Advisory Agreement in accordance with the 1940 Act. The Fund’s Current Advisory Agreement, dated as of March 31, 2025, was approved by a majority of the Board, including a majority of the Independent Trustees, voting separately, at a meeting held on March 31, 2025, and by the initial shareholder of the Fund on March 31, 2025, for an initial two-year period.

The Amended Advisory Agreement was approved by the Board, including a majority of the Independent Trustees, voting separately, at a meeting held on July 27, 2026. If approved by Fund shareholders, the Amended Advisory Agreement will have an initial two-year period and then continue for successive one-year periods if such continuance is specifically approved at least annually (a) by the vote of a majority of the Independent Trustees, and (b) by a vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund.

The Amended Advisory Agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on sixty (60) days written notice to the Fund. The Amended Advisory Agreement provides that the agreement will automatically and immediately terminate in the event of its assignment.

Terms of the Advisory Agreements that are the Same

Services. Under the Amended Advisory Agreement, the Adviser will continue to manage the Fund in the same manner as it has managed in the Fund in the past. Each of the Advisory Agreements states that the Fund employs the Adviser to provide management services and act as the Fund’s investment adviser. Pursuant to each of the Advisory Agreements, the Adviser will conduct a continual program of investment, evaluation, sale, and reinvestment of the Fund's assets, and shall perform, or arrange for its affiliates to perform, the management services necessary for the operation of the Fund, including providing the Fund necessary personnel and such other services as the Adviser, subject to review by the Board, from time to time determines to be necessary or useful to perform its obligations under the agreement.

Sub-Adviser. The Adviser may hire (subject to the approval of the Board and, except as otherwise permitted under the terms of any applicable exemptive relief obtained from the SEC, or by rule or regulation, a majority of the outstanding voting securities of the Fund) and thereafter supervise the investment activities of one or more sub-advisers deemed necessary to carry out the investment program of the Fund. The retention of a sub-adviser by the Adviser will not relieve the Adviser of its responsibilities under the Advisory Agreements.

Limitation of Liability. Each of the Agreements provide that the Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with any of them (collectively, the "Indemnified Parties"), shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Agreements or otherwise as an investment adviser of the Fund, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, for which the Adviser may seek coverage for under available insurance programs. The Fund shall indemnify, defend and protect the Indemnified Parties and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser's duties or obligations under the Agreements or otherwise as an investment adviser of the Fund. The Fund will not protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party's duties or by reason of the reckless disregard of the Adviser's duties and obligations under the Agreements.

Advisory and Incentive Fees. Under the Amended Advisory Agreement, the calculation and amount of the Advisory Fee and the Incentive Fee will not change. Pursuant to each of the Advisory Agreements, the Adviser is entitled to a monthly advisory fee at an annual rate of 1.25% based on the value of the Fund’s net assets calculated and accrued monthly in arrears as of the last business day of each calendar month (the "Management Fee").

Pursuant to the Current Advisory Agreement, the Adviser also receives an incentive fee (the "Incentive Fee") equal to 12.5% of the Fund's Total Return1, subject to a 5% annual Hurdle Amount2 and a High Water Mark3 with a 100% Catch-Up (as defined in (i) below). The Incentive Fee is measured on a calendar year basis, paid annually and accrued monthly. Specifically, the Adviser is entitled to an Incentive Fee in an amount equal to:

(i)	First, if the Fund's Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, "Excess Profits"), 100% of such Excess Profits until the total amount of the Incentive Fee payable to the Adviser equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount payable to the Adviser pursuant to this clause (the "Catch-Up"); and

1

"Total Return" for any period since the end of the prior calendar-year end shall equal the sum of (i) all distributions accrued or paid (without duplication) on Shares outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate NAV of such Shares since the beginning of the then-current calendar year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Shares, (y) any accrual of the Incentive Fee and (z) applicable Distribution and Servicing Fee expenses minus (iii) all other Fund expenses (to the extent not already reflected in clause (ii)) but excluding applicable expenses for Distribution and Servicing Fees. For the avoidance of doubt, the calculation of Total Return will (i) include any realized or unrealized appreciation or depreciation in the NAV of Shares issued during the then-current calendar year, (ii) treat taxes withheld by the Fund on distributions to shareholders as part of the distributions accrued or paid on Shares and (iii) exclude the proceeds from the initial issuance of such Shares.

2	"Hurdle Amount" for any period during the then-current calendar year means that amount that results in a 5% annualized return on the NAV of the Shares outstanding at the beginning of the then-current calendar year and all Shares issued since the beginning of the then-current calendar year calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Shares minus all Fund expenses but excluding applicable expenses for Distribution and Servicing Fees; and (ii) all issuances of Shares over the period.

The NAV of Shares used in determining the Hurdle Amount will be calculated before giving effect to any accrual of the Incentive Fee and applicable expenses for Distribution and Servicing Fees. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude: any Shares repurchased during such period, which Shares will be subject to the Incentive Fee upon repurchase. Except as described in "Loss Carryforward Amount" below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

3	"Loss Carryforward Amount" shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Shares redeemed during the then-current calendar year, which Shares will be subject to the Incentive Fee upon repurchase. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Incentive Fee. This is referred to as a "High Water Mark."

(ii)           Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

Promptly following the end of each calendar year, the Adviser is entitled to the Incentive Fee above calculated in respect of the portion of the year to date, less any Incentive Fee received with respect to prior periods within that year. The Incentive Fee that the Adviser is entitled to receive at the end of each calendar year is reduced by the cumulative amount of Incentive Fees paid during that year. The Adviser is not obligated to return any portion of the Incentive Fee paid by the Fund due to the subsequent performance of the Fund.

During the period from May 2, 2025 (commencement of operations) to December 31, 2025, the Fund incurred $18,921,590 in Management Fees, of which $15,067,391 was waived by the Adviser. During the same period, the Fund incurred $58,762,450 in Incentive Fees due to the Adviser. Additionally, the Fund’s organizational and offering costs were assumed, and were paid, by the Adviser and are subject to reimbursement by the Fund. The Fund also reimburses the Adviser for expenses paid on behalf of the Fund. During the period from May 2, 2025 to December 31, 2025, the Fund reimbursed the Adviser $[●].

Proposed Revisions to the Current Advisory Agreement

The Amended Advisory Agreement is materially similar to the Current Advisory Agreement, except for the proposed amendment detailed below.

Under the Amended Advisory Agreement, the Adviser can elect to receive all or a portion of the Management Fees and/or Incentive Fees in Shares in lieu of cash as set forth under the Amended and Restated Advisory Agreement, subject to the requirements of the 1940 Act and the applicable exemptive relief from the SEC. The Fund has received an exemptive order from the SEC to allow the Fund to pay the Adviser all or part of the Management Fees and/or Incentive Fees earned by the Adviser in Shares in lieu of paying an equivalent amount in cash.

Once a Fund shareholder, the Adviser will be subject to the same fees and expenses applicable to the Fund’s other shareholders in the relevant class and will not receive preferential voting, dividend or liquidity rights with respect to its Shares. Any Shares received by the Adviser in lieu of cash will have the same rights and obligations as Shares of the same class issued to other shareholders in the Fund, except that the Adviser will "mirror vote" any Shares received in lieu of a cash payment for Advisory Fees. That is, the Adviser will vote any such Shares in the same proportion as the vote of all other shareholders that are not (i) the Adviser or its control affiliates, and (ii) to the Adviser’s knowledge, affiliates of the Adviser (excluding control affiliates), for so long as the Adviser serves as the investment adviser to the Fund.

If the Adviser elects to receive payment in Shares of the Fund, the Adviser will commit to the Fund to forgo selling those Shares for at least 12 months from the date of issuance, except in exceptional circumstances such as if it no longer serves as the investment adviser of the Fund. In such a case of an exceptional circumstance, the Adviser will keep a record of the reason for selling the Shares within 12 months and the records will be maintained and preserved in accordance with Rule 204-2(e)(1) under the Advisers Act. The Adviser or its affiliates may choose to participate in the Fund’s periodic tender offers to dispose of Shares held for the required 12-month period. If the Adviser or its affiliates participate in the Fund’s periodic tender offers, none of the Fund’s shareholders, including the Adviser and its affiliates, will have priority over any other shareholder with respect to receiving liquidity during the Fund’s periodic tender offers. Further, the Adviser’s or its affiliates’ participation in a tender offer may dilute third-party shareholder participation in such tender offer.

On an annual basis, a majority of the Independent Trustees must determine that the continued use of the Share payment provisions remain in the best interest of the Fund and its shareholders. Further, if the Amended Advisory Agreement is approved by shareholders, it will operate for an initial two-year period and then continue for successive one year periods if such continuance is specifically approved at least annually in accordance with Section 15(c) and subject to Section 36 of the 1940 Act by the Board, including the Independent Trustees. In connection with the Board’s approval of the continuance of the Amended Advisory Agreement, the Board will review those provisions allowing for payment of management and/or incentive fees in Shares, and it will review the fees paid to the Adviser. In its review, the Board will consider the potential impact of the Share payment policy on the Fund’s earnings and NAV per Share. It is expected that the issuances of Shares in lieu of Advisory Fees and/or Incentive Fees will have a net neutral result on the Fund’s earnings and NAV per Share.

Expense Limitation Agreement

Pursuant to the Expense Limitation Agreement with the Fund, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure that annual operating expenses (excluding (i) the Management Fee; (ii) the Incentive Fee; (iii) any distribution and servicing fee; (iv) all fees and expenses related to investing in portfolio companies in which the Fund invests (including all acquired fund fees and expenses); (v) transactional costs associated with consummated and unconsummated transactions, including legal costs and brokerage commissions, associated with the acquisition, disposition and maintenance of investments by the Fund; (vi) interest; (vii) taxes; (viii) brokerage commissions; (ix) dividend and interest expenses relating to short sales; and (x) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence)) do not exceed 0.75% per annum of the average monthly net assets of each class of Shares. With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived under the Expense Limitation Agreement or any expenses the Adviser reimburses in excess of the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause annual operating expenses for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Adviser incurred the expense. The Expense Limitation Agreement has a term ending on May 1, 2027, and the Adviser may extend the term for a period of one year on an annual basis, subject to the approval of the Board, including a majority of the Independent Trustees. Organizational and certain initial operating expenses incurred prior to the commencement of the Fund’s operations and reimbursed by the Adviser are included as reimbursable expenses under the Expense Limitation Agreement, subject to the same three-year recoupment period.

Factors Considered by the Trustees and their Recommendation

At an in-person meeting of the Board held on July 27, 2026, the Board, including the Independent Trustees, considered and approved the proposed Amended Advisory Agreement between the Adviser and the Fund by a unanimous vote, and determined to recommend that Fund shareholders vote in favor of the Amended Advisory Agreement. At an earlier meeting on March 31, 2025, the Board, including the Independent Trustees, approved the Fund’s Current Advisory Agreement between the Adviser and the Fund for an initial two-year period, after requesting and considering relevant due diligence information, including information regarding the nature, extent and quality of advisory and administrative services to be provided to the Fund by the Adviser, and information regarding the Fund’s Advisory Fee and estimated expense ratio, all as compared to relevant benchmark information. In approving the Current Advisory Agreement, the Board was satisfied with the nature and quality of services to be provided to the Fund and with the terms of the agreement. Following further due diligence, the Board approved the Amended and Restated Advisory Agreement at the July 27, 2026 Board meeting. The Fund currently is managed by the Adviser under the Current Advisory Agreement, which was approved by the Board, including all of the Independent Trustees, as well as the Fund's initial shareholder in connection with the Fund's commencement of operations in 2025. The Amended Advisory Agreement will not become effective until the Fund's shareholders approve it in compliance with the requirements of the 1940 Act.

In connection with the consideration of the Amended Advisory Agreement, the Independent Trustees met with their independent legal counsel in executive session prior to, as well as at, the meeting. The Independent Trustees conferred extensively among themselves and with counsel to the Fund as well as representatives of the Adviser about these matters. Independent legal counsel also reviewed with the Independent Trustees a memorandum outlining the legal duties of the Board under the 1940 Act and applicable state law and discussed the factors outlined by the federal courts as relevant to a board's consideration of the approval of an investment advisory agreement. All of the Trustees, including all of the Independent Trustees, approved the Amended Advisory Agreement for an initial two-year term.

In providing information to the Board, the Adviser was guided by a detailed set of requests for information submitted to them, on behalf of the Board, by independent legal counsel to the Independent Trustees. In considering whether to approve the Amended Advisory Agreement, the Board reviewed certain information provided to the Board by the Adviser in advance of the meeting, and supplemented orally at the meeting, including, among other things, (1) information concerning the services proposed to be rendered to the Fund by the Adviser, and the proposed fees to be paid by the Fund to the Adviser; (2) comparative information with respect to the Fund's proposed Advisory Fee and Incentive Fee, as well as Fund expenses; (3) comparative information with respect to the performance of the Fund since its inception; (4) information with respect to the profitability of the Fund to the Adviser; and (5) other reports of and presentations by representatives of the Adviser. The Board determined that the information provided was sufficiently responsive to permit the Board to consider the approval of the Amended Advisory Agreement. The Board did not identify any particular information or consideration that was all-important or controlling, and each individual Trustee may have attributed different weights to various factors.

In determining whether to approve the Amended Advisory Agreement, the Board, including the Independent Trustees, considered the information it believed relevant, including but not limited to the information discussed below. The following summarizes a number of important, but not necessarily all, factors considered by the Board in support of its approval.

The nature, extent and quality of services to be provided by the Adviser

With respect to the nature, extent and quality of services to be provided by the Adviser, the Board reviewed the information regarding the types of services to be provided under the Amended Advisory Agreement, noting that these services were expected to be substantially identical to the services provided under the Current Advisory Agreement. The Board considered information describing the Adviser's organization and business, including the quality of the investment research capabilities of the Adviser and the other resources that would continue to be dedicated to performing services for the Fund. The Board also noted the professional experience and qualifications of the Fund's portfolio management team and other senior personnel of the Adviser involved with the Fund, and that such personnel would continue in their same roles under the Amended Advisory Agreement. The quality of administrative and other services, including the Adviser's role in coordinating the activities of the Fund's other service providers, also were considered. Based on its review, the Board concluded that, overall, the nature, extent and quality of services expected to be provided to the Fund under the Amended Advisory Agreement were satisfactory.

Investment performance of the Fund

The Board considered the investment performance of the Fund, noting that although the Fund had a limited performance history, it had strong, positive performance since inception. The Adviser noted that no benchmark index is entirely reflective of the Fund's investment strategy. The Board also considered performance information of the Fund relative to performance information provided for other continuously-offered registered closed-end funds managed by third parties with similar investment strategies that were identified by the Adviser and evaluated by an independent data provider ("Comparable Funds"). The Adviser noted that, while the Comparable Funds had similar investment strategies to the Fund, no Comparable Fund's investment strategy was directly analogous to the Fund's. The Adviser also noted that the Comparable Funds had limited performance histories. The Board considered the views of the Adviser with respect to the Comparable Funds and concluded that the Fund's performance compared favorably to, and was within the range of, those Comparable Funds. The Board also reviewed and considered the past performance of the Adviser with other accounts investing in similar types of securities in which the Fund invests. The Board noted that the performance of such accounts had been acceptable.

Cost of the services to be provided and profits to be realized by the Adviser from the relationship with the Fund

The Board considered and reviewed information concerning the costs incurred and profits realized by the Adviser from its relationship with the Fund. The Board also considered the Adviser’s financial condition. The Board noted that the financial condition of the Adviser appeared stable. The Board noted that there were no changes proposed to the fee rates payable to the Adviser under the Amended Advisory Agreement and determined that the compensation to the Adviser was reasonable and its financial condition was adequate.

Economies of scale and whether fee levels reflect these economies of scale

The Board reviewed the structure of the Fund’s Advisory Fee and Incentive Fee under the Amended Advisory Agreement, noting that no changes to the fee rates were being proposed. The Board considered the Fund’s Advisory Fee and concluded that such fee was reasonable and satisfactory in light of the services the Adviser would continue to provide under the Amended Advisory Agreement. The Independent Trustees also considered the extent to which economies of scale have been realized and whether fee levels reflect those economies. The Board considered the Fund's significant asset growth in its first year of operations, and noted that it would continue to consider the realization of economies of scale as the Fund’s asset base grows and in subsequent Board meetings.

Comparison of services to be rendered and fees to be paid to those under other investment advisory contracts, such as contracts of the same and other investment advisers or other clients

In evaluating the proposed Advisory Fee and Incentive Fee under the Amended Advisory Agreement, the Board considered those fee rates and the Fund's expense ratio as compared with the fees and expenses of the Comparable Funds. Based upon the comparative fee and expense information provided, the Board noted that the Fund's proposed fee rates were generally in line with those of the Comparable Funds. The Board also considered that the Adviser’s proposal to approve the Amended Advisory Agreement was based on the rationale that when the Adviser elects to receive its Advisory Fee and/or Incentive Fee in Shares of the Fund, it would increase Fund assets available for investment purposes and create better alignment of interests between the Fund and the Adviser, which is expected to benefit shareholders of the Fund. The Board also considered that because the Adviser will hold any Shares it receives for at least 12 months, the Adviser is further incentivized to act in the long-term interests of Fund shareholders. The Board also noted the willingness of the Adviser to equally split the expenses of the proxy solicitation with the Fund.

The Board also considered that the Amended Advisory Agreement, like the Current Advisory Agreement, provides that if persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative services to the Fund at the request of the Fund, the Fund may reimburse the Adviser and its affiliates for their costs in providing such services, using a methodology for determining costs approved by the Board, although the Adviser currently does not expect to seek any such reimbursement from the Fund for those services.

Additionally, the Board noted that the Adviser had agreed to continue the Fund's Expense Limitation Agreement to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, to ensure that annual operating expenses, with the exclusions set forth in the Fund’s Registration Statement, do not exceed 0.75% per annum of the average monthly net assets for each class of Shares.

Benefits derived or to be derived by the Adviser from its relationship with the Fund

The Board also considered the extent to which benefits, other than the fees and reimbursement amounts pursuant to the Amended Advisory Agreement, might accrue to the Adviser and its affiliates from their continued relationships with the Fund, including reputational and other benefits from its association with the Fund.

Conclusion

No single factor was identified as being determinative to the Board's decision. After discussion, the Board, including a majority of the Independent Trustees, unanimously concluded that the terms of the Amended Advisory Agreement were fair and reasonable, that the proposed fees under the Amended Advisory Agreement are reasonable in light of the services expected to be provided to the Fund, expenses to be incurred and such other matters as the Trustees considered relevant in the exercise of their business judgment, and the Amended Advisory Agreement was approved.

Master / Feeder Conversion

The Fund, with the approval of the Board, may, in the future consider a conversion into a master/feeder structure (a "Conversion"). The Fund's Agreement and Declaration of Trust authorizes the Board to approve such a Conversion without Fund shareholder approval. There is no guarantee that management would seek Board approval for a Conversion. The Conversion would potentially permit the Adviser to take its incentive fee as a performance allocation through the distribution of Shares rather than as a fee, further minimizing the need for the Fund to generate cash to satisfy fee obligations as the timing of the taxes related to compensation would match the timing of actual realization events of the Fund’s underlying assets. If such Conversion is pursued, the investment objective, policies, restrictions and principal investment strategy of the Fund would not change, although such strategy may be pursued indirectly by the Fund if it were to become a feeder fund. To the extent the Fund is ever converted into a master/feeder structure, the master fund would have the ability to pay Coatue under its investment advisory and management agreement in shares of that fund, substantially similar to the terms of the proposed Amended Advisory Agreement.

Required Vote and Trustees’ Recommendation

As provided under the 1940 Act, approval of the Amended Advisory Agreement will require the vote of a majority of the outstanding voting securities of the Fund. In accordance with the 1940 Act, a "majority of the outstanding voting securities" of the Fund means the lesser of (a) 67% or more of the Shares of the Fund present at a shareholder meeting if the owners of more than 50% of the Shares of the Fund then outstanding are present in person or by proxy, or (b) more than 50% of the outstanding Shares of the Fund entitled to vote at the Special Meeting. The Fund shareholders will vote together as a single class.

FOR THE REASONS SET FORTH ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF PROPOSAL 1.

PROPOSAL 2

CONSIDER AND APPROVE A REVISION TO THE FUND’S FUNDAMENTAL CONCENTRATION POLICY.

Background

Fund shareholders are being asked to approve a revised fundamental concentration policy for the Fund. The following is intended to show the difference between the Fund’s current concentration policy and the updated concentration policy that would be implemented following approval of Proposal 2.

Current	Updated
The Fund will not invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry or groups of industries. For the avoidance of doubt, this 25% limitation on investment in a single industry or groups of industries does not restrict or limit: (i) the Fund’s authority to invest 25% or more of the value of its total assets in portfolio funds; or (ii) the Fund’s ability to invest in U.S. Government securities or such other securities as may be excluded for this purpose under the Investment Company Act.	The Fund will not invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry or groups of industries, except that, under normal circumstances, the Fund will invest 25% or more of the value of its total assets in the industries within the information technology, communication services and industrials sectors in the aggregate. For the avoidance of doubt, this 25% limitation on investment in a single industry or groups of industries does not restrict or limit: (i) the Fund’s authority to invest 25% or more of the value of its total assets in portfolio funds; or (ii) the Fund’s ability to invest in U.S. Government securities or such other securities as may be excluded for this purpose under the Investment Company Act.

Under the 1940 Act, a registered fund cannot change a fundamental investment restriction without shareholder approval. The Adviser is recommending the adoption of the revised concentration policy to provide greater investment flexibility and the potential for better investment performance.

If the revised concentration policy is approved, the Fund will continue to invest in accordance with its current investment strategies. As the Fund already invests a substantial portion of its assets in the securities of companies in the information technology, communication services and industrials sectors, the change is not anticipated at this time to substantively increase (or increase at all) the risk profile of the Fund. However, the Fund may be subject to a heightened degree of investment risk to the extent that the Fund utilizes its ability to invest a larger percentage of Fund assets in one or more of the industries within the information technology, communication services and industrials sectors.

Required Vote and Trustees’ Recommendation

The affirmative vote of a "majority of the outstanding voting securities" (as such term is defined in the 1940 Act) of the Fund is required to approve the revised fundamental concentration policy. Pursuant to the 1940 Act, the affirmative vote of a "majority of the outstanding voting securities" of the Fund means the lesser of (a) 67% or more of the Shares of the Fund present at a shareholder meeting if the owners of more than 50% of the Shares of the Fund then outstanding are present in person or by proxy, or (b) more than 50% of the outstanding Shares of the Fund entitled to vote at the Special Meeting. The Fund shareholders will vote together as a single class.

FOR THE REASONS SET FORTH ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF PROPOSAL 2.

PART 2

INFORMATION ABOUT OWNERSHIP OF SHARES OF THE FUND

Outstanding Shares

Only shareholders of the Fund of record at the close of business on June 30, 2026, will be entitled to notice of, and to vote at, the Special Meeting. On June 30, 2026, the following Shares of each class of the Fund were outstanding and entitled to vote:

Class	Shares outstanding and entitled to vote
Class S	[●]
Class D	[●]
Class I	[●]

PART 3

INFORMATION ON PROXY VOTING AND THE SPECIAL MEETING

Who is Eligible To Vote

Shareholders of record of the Fund as of the close of business on June 30, 2026 (the "Record Date") are entitled to vote on all of the Fund’s business at the Special Meeting and any adjournments thereof. Each whole Share is entitled to one vote on each matter on which it is entitled to vote, and each fractional Share is entitled to a proportionate fractional vote. Shareholders do not have appraisal rights. Shares represented by properly executed proxies, unless revoked before or at the Special Meeting, will be voted according to the shareholder’s instructions. If any other business comes before the Special Meeting, your Shares will be voted at the discretion of the persons named as proxies.

Proposals by Shareholders

The Fund does not intend to hold meetings of shareholders except to the extent that such meetings may be required under the 1940 Act or state law or pursuant to special meetings called by the Board or a majority of shareholders, or in the future in compliance with the requirements of any exchange on which the Fund’s Shares may be listed. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Fund’s proxy statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Fund’s proxy materials must be received by the Fund within a reasonable time before the solicitation is made. The fact that the Fund receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act that must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to the Fund’s Secretary, Ms. Claire Jen, at the following address: Coatue Innovative Strategies Fund, c/o Claire Jen, 9 West 57th Street, 25th Floor, New York, NY 10019.

Proxies, Quorum and Voting at the Special Meeting

Shareholders may use the proxy card provided if they are unable to attend the Special Meeting virtually or wish to have their Shares voted by a proxy even if they do attend the Special Meeting. Any shareholder that has given a proxy to someone has the power to revoke that proxy at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the secretary of the Fund. In addition, although mere virtual attendance at the Special Meeting will not revoke a proxy, a shareholder present at the Special Meeting virtually may withdraw a previously submitted proxy and vote virtually at the Special Meeting.

All unrevoked proxies received in time for the Special Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given on a received proxy, the persons named as proxies will vote the Shares represented thereby in favor of the proposal described herein and will use their best judgment to vote on such other business as may properly come before the Special Meeting or any adjournment thereof.

Live Operator Telephonic Voting. Shareholders may call the toll-free phone number indicated on their proxy cards to vote their Shares with a live representative. The representative is required to confirm each shareholder’s full name and address as well as their voting instructions. If the shareholder is a corporation or other entity, the representative is required to also ask for the person’s title and confirmation that the person is authorized to direct the voting of the Shares. The telephonic procedures are designed to authenticate a shareholder’s identity, to allow shareholders to vote their Shares and to confirm that their instructions have been properly recorded.

Touch-Tone Telephonic Voting. Shareholders may call the toll-free phone number indicated on their proxy cards to vote their Shares. The shareholder will need to follow the recorded message and will need to have their proxy card in front of them in order to provide the control numbers.

Internet Voting. Shareholders may submit an "electronic" proxy over the Internet in lieu of returning each executed proxy card. In order to use this voting feature, shareholders should go to the website indicated on the shareholder’s proxy cards and enter the control numbers set forth on the proxy cards. Shareholders will be prompted to follow a simple set of instructions, which will appear on the website.

Quorum. The presence in person or by proxy of the shareholders entitled to cast a majority of the votes entitled to be cast as of the Record Date will constitute a quorum for the transaction of business at the Special Meeting. For purposes of determining the presence of a quorum, abstentions, broker "non-votes" or withheld votes will be counted as present. Abstentions will have the effect of a "no" vote for purposes of obtaining the requisite approval of each Proposal. Broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote Shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated the same as abstentions.

If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but sufficient votes to approve a Proposal are not received, the Fund expects the chair of the Special Meeting to adjourn the Special Meeting (from time to time in his or her discretion) in order to solicit additional proxies. A shareholder vote may be taken on a Proposal prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate. Such vote will be considered final regardless of whether the Special Meeting is adjourned to permit additional solicitation with respect to any other Proposal.

Required Vote. Each Proposal will require the vote of a majority of the outstanding voting securities of the Fund. In accordance with the 1940 Act, a "majority of the outstanding voting securities" of the Fund means the lesser of (a) 67% or more of the Shares of the Fund present at a shareholder meeting if the owners of more than 50% of the Shares of the Fund then outstanding are present in person or by proxy, or (b) more than 50% of the outstanding Shares of the Fund entitled to vote at the Special Meeting.

Method of Solicitation and Expenses

Your vote is being solicited by the Board of the Fund. The cost of soliciting proxies, including the costs related to the tabulation of proxies and the fees of the proxy soliciting agent, ultimately will be borne in equal parts by the Fund and the Adviser. The Fund has engaged Georgeson LLC ("Proxy Solicitor"), a professional proxy solicitation firm, to serve as the proxy soliciting and tabulation agent for the Special Meeting and estimates the Proxy Solicitor’s fees to be approximately $200,000 – $250,000, but may be higher. Those fees do not reflect the costs associated with reimbursing brokerage firms and other financial intermediaries for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies. The Fund expects that the solicitation will be primarily by mail, but may also include telephone, electronic or other means of communication. If the Fund does not receive your proxy by a certain time, you may receive a telephone call from the proxy soliciting agent asking you to vote. The Fund does not reimburse Trustees and officers of the Fund, or regular employees and agents of the Adviser, for any involvement in the solicitation of proxies.

Voting by the Adviser

To the extent that the Adviser and its affiliates own Shares of the Fund, each intends to vote those Shares in favor of the Proposals.

Ownership of the Fund

As of the Record Date, the current Trustees and officers as a group owned approximately [●]% of the outstanding Shares of the Fund. Each person that, to the knowledge of the Fund, owned beneficially or of record 5% or more of the outstanding Shares of a class of the Fund as of the Record Date is listed in Exhibit B to this proxy statement.

Procedures for Shareholder Communications with the Board

The Fund’s Board believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, a shareholder wishing to communicate with the Board may do so in writing, signed by the shareholder and setting forth: (a) the name and address of the shareholder; (b) the number of Shares of the Fund owned by the shareholder; and (c) if the Shares are owned indirectly through a broker or other record owner, the name of the broker or other record owner. These communications should be addressed as follows: Coatue Innovative Strategies Fund c/o Coatue Management, L.L.C., 9 West 57th Street, 25th Floor, New York, NY 10019.

Other Business

While the Special Meeting has been called to transact any business that may properly come before it, the only matters that the Trustees intend to present are those matters stated in the attached Notice of Special Meeting of Shareholders. However, if any additional matters properly come before the Special Meeting, and on all matters incidental to the conduct of the Special Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.

PART 4

OTHER MATTERS

Proxy Statement Delivery

"Householding" is the term used to describe the practice of delivering one copy of a document to a household of shareholders instead of delivering one copy of a document to each shareholder in the household. If you and another shareholder share the same address, the Fund may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Fund if you wish to receive a separate copy of the Proxy Statement, and the Fund will promptly mail a copy to you. You may also call or write to the Fund if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Fund at 212-715-5100 or write the Fund’s transfer agent at Coatue Innovative Strategies Fund, c/o State Street Bank and Trust Company, One Congress Street, Boston, Massachusetts 02114.

Service Providers

State Street Bank and Trust Company ("State Street"), located at One Congress Street, Boston, MA 02114, serves as the Fund’s administrator and performs certain administration and accounting services for the Fund, including, among other things: customary fund accounting services, including computing the Fund’s NAVs and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities. State Street also serves as the Fund’s dividend paying agent, custodian and transfer agent.

Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Fund’s distributor.

Fiscal Year

The fiscal year-end of the Fund is December 31.

EXHIBIT A

AMENDED AND RESTATED ADVISORY AGREEMENT

AMENDED AND RESTATED
INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

THIS AMENDED AND RESTATED INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT (this "Agreement") is made as of ~~March 31~~[●], 202~~5~~6, by and between Coatue Innovati~~on~~ve Strategies Fund, a Delaware statutory trust (the "Fund") and Coatue Management, L.L.C., a Delaware limited liability company (the "Adviser").

WHEREAS, the Fund is engaged in business as a closed-end, non-diversified management investment company, and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Adviser has the power to provide management and investment advisory services and is an investment adviser registered as such under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

WHEREAS, the Fund desires to retain the Adviser to provide management services and act as its investment adviser pursuant to this Agreement;

WHEREAS, the Adviser desires to be retained to provide such services and act as investment adviser to the Fund pursuant to this Agreement; ~~and~~

WHEREAS, the Fund and the Adviser entered into that certain Investment Advisory and Management Agreement dated as of March 31, 2025 (the "Original Agreement"); and

WHEREAS, the Fund and the Adviser desire to amend and restate the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed, by and between the parties, as follows:

1.	Appointment; Duties of the Adviser

(a)            The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to furnish, or arrange for its affiliates to furnish, the management and investment advisory services described below, for the period and upon the terms herein set forth,

(i)            in accordance with the investment objectives, policies and restrictions that are determined by the Board of Trustees of the Fund (the "Board," and each member of the Board, a "Trustee") from time to time and disclosed to the Adviser, which objectives, policies and restrictions shall initially be those set forth in the Fund's Registration Statement on Form N-2, as declared effective by the Securities and Exchange Commission (the "SEC"), as it may be periodically amended or supplemented (the "Registration Statement");

(ii)            in accordance with the 1940 Act; and

(iii)           during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Fund's agreement and declaration of trust and bylaws, as amended, supplemented or restated from time to time.

(b)            Administration Services. The Adviser shall perform, or arrange for its affiliates to perform, the management services necessary for the operation of the Fund, including providing the Fund necessary personnel and such other services as the Adviser, subject to review by the Board, from time to time shall determine to be necessary or useful to perform its obligations under this Agreement. The Adviser, also on behalf of the Fund, shall conduct relations with custodians, depositories, transfer agents, pricing agents, investor support service providers, investor relations providers, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable in connection with its duties hereunder.

(c)            Investment Advisory Services. Subject to the supervision, direction and approval of the Board, the Adviser will conduct a continual program of investment, evaluation, sale, and reinvestment of the Fund's assets. The Adviser is authorized, in its sole discretion, to: (i) obtain and evaluate pertinent economic, financial, and other information affecting the economy generally and certain investment assets as such information relates to securities, loans or other financial instruments that are purchased for or considered for purchase by the Fund; (ii) make investment decisions for the Fund (including the exercise or disposition of rights accompanying portfolio securities, loans or other financial instruments (such as tender offers, exchanges, amendments, consents, waivers or forbearances) and other attendant rights thereto); (iii) place purchase and sale orders for portfolio transactions on behalf of the Fund and manage otherwise uninvested cash assets of the Fund; (iv) arrange for the pricing of Fund securities, loans or other financial instruments; (v) open, maintain and close accounts, including margin and custodial accounts, with brokers and dealers and other counterparties; (vi) execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, assignors, assignees, participants, counterparties and other persons in connection with the Adviser's management of the assets of the Fund (in such respect, the Adviser will act as the Fund's agent and attorney-in-fact); (vii) employ professional portfolio managers and securities analysts who provide research services to the Fund; (viii) engage certain third party professionals, consultants, experts or specialists in connection with the Adviser's management of the assets of the Fund (in such respect, the Adviser will act as the Fund's agent and attorney-in-fact); (ix) make decisions with respect to the use by the Fund of borrowing for leverage or other investment purposes; (x) to the extent not provided by the Fund's distributor or transfer agent, respond to inquiries from shareholders concerning their investment in shares of beneficial interest of the Fund (the "Shares"), including providing explanations of Fund reports and information about shareholder positions in the Fund; (xi) to the extent not provided by the Fund's distributor or transfer agent, respond to inquiries from potential shareholders concerning the Fund; and (xii) take such further action, including the voting of securities on behalf of the Fund, as the Adviser shall deem necessary or appropriate. The Adviser will in general take such action as is appropriate to effectively manage the Fund's investment practices. In addition:

(i)            The Adviser will maintain and preserve the records specified in Section 10 of this Agreement and any other records related to the Fund's transactions as are required under any applicable state or federal securities law or regulation, including the 1940 Act, the Securities Exchange Act of 1934, as amended, and the Advisers Act.

(ii)            The Adviser will comply with procedures of the Fund ("Fund Procedures") provided to the Adviser by the Fund. The Adviser will notify the Fund as soon as reasonably practicable upon detection of any material breach of such Fund Procedures.

(iii)            The Adviser will maintain a written code of ethics (the "Code of Ethics"), a copy of which will be provided to the Fund, and will adhere to such Code of Ethics in performing its services under this Agreement.

(iv)            The Adviser, as directed by the Board, will manage the investment and reinvestment of the assets of the Fund in a manner consistent with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, subject to the best interests of the Fund.

(d)            The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(e)            Provided that the Adviser shall not be entitled to any compensation for services other than as provided by the terms of this Agreement or such other agreements as may be entered into from time to time between the Fund and the Adviser, the Adviser is authorized: (i) to obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management and advisory services; and (ii) to the extent authorized by the Board and permitted in accordance with the 1940 Act, to enter into investment sub-advisory agreements with any affiliated registered investment adviser under the Advisers Act, delegating any or all of the investment advisory services required to be provided by the Adviser under Section 1(a) hereof, subject to the supervision of the Adviser.

2.	Adviser's Duties Regarding Fund Transactions

(a)            Placement of Orders. The Adviser will take all actions that it considers necessary to implement the investment policies of the Fund, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Fund with brokers or dealers the Adviser, in its sole discretion, selects. To that end, the Adviser is authorized as the Fund's agent to give instructions to the Fund's custodian as to deliveries of securities or other investments and payments of cash for the Fund's account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Adviser is subject to the supervision of the Board and is directed at all times to seek to obtain best execution, subject to provisions (b) and (c) of this Section 2.

(b)            Selection of Brokers and Dealers. In the selection of brokers and dealers to execute portfolio transactions, the Adviser is authorized to consider not only the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation: (i) the execution capability and performance of the broker; (ii) the financial strength, integrity, and stability of the broker or counterparty; (iii) the value, quality, comprehensiveness, timeliness, and frequency of available research, corporate access, analyst access and market information provided by the broker; (iv) operational capability and overall responsiveness; (v) technology; (vi) reputation and confidentiality considerations; and (vii) other reasonable criteria determined by the Adviser, including the size of the transaction and the difficulty of execution. In connection with the foregoing, the Adviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to the Adviser a higher commission than that charged by other brokers and dealers if the Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the services in terms of either the particular transaction or in terms of the Adviser's overall responsibilities with respect to the Fund and to any other client accounts or portfolios that the Adviser may advise. The execution of such transactions will not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise. To the extent permitted by applicable law, the Adviser may select affiliated brokers and dealers to execute portfolio transactions.

(c)            Aggregated Transactions. On occasions when the Adviser deems the purchase or sale of a security, loan or other financial instrument to be in the best interest of the Fund, as well as other funds or accounts managed by the Adviser or its affiliates ("Coatue-advised funds"), the Adviser is authorized, but not required, to aggregate purchase and sale orders for securities, loans or other financial instruments held (or to be held) by the Fund with similar orders being made on the same day for other Coatue-advised funds to the extent permitted by the 1940 Act. In certain circumstances in connection with the investment mandate of a Coatue-advised fund, the Adviser evaluates the holdings of each Coatue-advised fund's portfolio independent of a review of the portfolios of the other Coatue-advised funds, which will lead to similar investment decisions being made at different times for one or more Coatue-advised funds and accordingly, purchases and sales are not aggregated in those instances. With respect to instances where decisions are made at different times for certain Coatue-advised funds, those Coatue-advised funds will often invest at different prices and it may not be possible to aggregate trades that are made at different times of the day depending on when the trade order is placed to the extent permitted under the 1940 Act. When an order is aggregated, the Adviser may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected. The Adviser will endeavor to allocate investment opportunities in a manner that, over a period of time, is fair and equitable, and in any event consistent with any fiduciary duties owed to the Fund and in an effort to avoid favoring one client over another and taking into account all relevant facts and circumstances, including (without limitation): (i) a Coatue-advised fund's investment strategy and objective; (ii) a Coatue-advised fund's sector concentration and portfolio diversification; (iii) a Coatue-advised fund's general portfolio construction; (iv) the amount of capital available for investment (including in relation to a particular type of investment); (v) the investment objectives, guidelines or restrictions of a Coatue-advised fund; (vi) a Coatue-advised fund's liquidity, liquidity profile and reserves (including, but not limited to available capital, the timing of capital inflows and outflow and anticipated capital commitments and subscriptions); (vii) the current composition of a Coatue-advised fund; (viii) the need to ramp-up or rebalance a portfolio; (ix) the suitability as a follow on investment for a Coatue-advised fund; (x) the characteristics of the security or other financial instrument involved, including the liquidity, structure and return profile of the security or other financial instrument and the markets in which the security or other financial instrument may trade in the future; (xi) the availability of other suitable investments for a Coatue-advised fund (including the applicable investing stage of the fund);; (xii) investment target size and target returns for a Coatue-advised fund; (xiii) any risk management considerations; (xiv) any legal, contractual or regulatory constraints or requirements; (xv) the need to avoid a de minimis allocation to one or more Coatue-advised funds; (xvi) the need for cash to satisfy redemption requests or other obligations (including tender offer withdrawals, as applicable); (xvii) any tax considerations; (xviii) the need to bring a Coatue-advised fund into compliance with its investment guidelines or restrictions; and (xix) any other reasonable considerations deemed relevant by the Adviser. The Adviser and the Fund recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Fund.

3.	Compensation

(a)            In consideration of the services provided by the Adviser under this Agreement, the Fund will pay the Adviser an advisory fee (the "Advisory Fee"). The Advisory Fee shall be calculated, accrued and paid monthly in arrears on the last business day of each calendar month and shall be equal to an annualized rate of 1.25% of the Fund's net asset value. The Advisory Fee shall be payable by the Fund before giving effect to any accruals for the Advisory Fee, the Incentive Fee (as defined below), if any, payable to the Adviser, the Distribution and Servicing Fee (as defined in the Registration Statement), any purchases or repurchases of Shares or any distributions by the Fund.

(b)            The Adviser shall be entitled to an incentive fee (the "Incentive Fee") equal to 12.5% of the Fund's Total Return, subject to a 5% annual Hurdle Amount and a High Water Mark with a 100% Catch-Up (each as defined below). The Incentive Fee will be measured on a calendar year basis, be paid annually and accrue monthly. Specifically, the Adviser shall be entitled to an Incentive Fee in an amount equal to:

(i)            First, if the Fund's Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, "Excess Profits"), 100% of such Excess Profits until the total amount of the Incentive Fee payable to the Adviser equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount payable to the Adviser pursuant to this clause (the "Catch-Up"); and

(ii)            Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

"Total Return" for any period since the end of the prior calendar-year end shall equal the sum of (i) all distributions accrued or paid (without duplication) on Shares outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate net asset value of such Shares since the beginning of the then-current calendar year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Shares, (y) any accrual of the Incentive Fee and (z) applicable Distribution and Servicing Fee expenses minus (iii) all other Fund expenses (to the extent not already reflected in clause (ii)) but excluding applicable expenses for Distribution and Servicing Fees. For the avoidance of doubt, the calculation of Total Return will (i) include any realized or unrealized appreciation or depreciation in the net asset value of Shares issued during the then-current calendar year, (ii) treat taxes withheld by the Fund on distributions to shareholders as part of the distributions accrued or paid on Shares and (iii) exclude the proceeds from the initial issuance of such Shares.

"Hurdle Amount" for any period during the then-current calendar year means that amount that results in a 5% annualized return on the net asset value of the Shares outstanding at the beginning of the then-current calendar year and all Shares issued since the beginning of the then-current calendar year calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Shares minus all Fund expenses but excluding applicable expenses for Distribution and Servicing Fees; and (ii) all issuances of Shares over the period.

The net asset value of Shares used in determining the Hurdle Amount will be calculated before giving effect to any accrual of the Incentive Fee and applicable expenses for Distribution and Servicing Fees. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude: any Shares repurchased during such period, which Shares will be subject to the Incentive Fee upon repurchase. Except as described in "Loss Carryforward Amount" below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

"Loss Carryforward Amount" shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Shares redeemed during the then-current calendar year, which Shares will be subject to the Incentive Fee upon repurchase. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Incentive Fee. This is referred to as a "High Water Mark."

Promptly following the end of each calendar year, the Adviser will be entitled to an Incentive Fee above calculated in respect of the portion of the year to date, less any Incentive Fee received with respect to prior periods within that year. The Incentive Fee that the Adviser is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Incentive Fees paid during that year.

The Adviser will not be obligated to return any portion of the Incentive Fee paid by the Fund due to the subsequent performance of the Fund.

(c)            The Fund shall make any payments due hereunder to the Adviser or, if the Adviser directs, to an entity the Adviser controls, is controlled by the Adviser or with which the Adviser is under common control (including any sub-adviser of the Fund). Subject to the requirements of the 1940 Act and any applicable exemptive relief from the SEC, the Adviser may elect to receive all or a portion of the Advisory Fee and/or Incentive Fee in common shares of the Fund (the "Shares") in lieu of cash as follows:

(i)            At the beginning of each fee calculation period, the Adviser will notify the Fund of its election to receive any Advisory Fee and/or Incentive Fee for such payment period in cash, Shares or a combination of cash and Shares.

(ii)            The number of Shares that the Adviser will receive will be equal to the quotient of (x) the sum of the cash value of Advisory Fee and/or Incentive Fee elected by the Adviser for payment in Shares and (y) the greater of (i) the then-current net asset value per Share of the applicable Share class when such fees become due and (ii) the then-current offering price of the applicable class of Shares when such fees become due.

(~~c~~d)         The Advisory Fee and Incentive Fee, if any, for the period from the effective date of this Agreement to the end of the relevant measurement period during which such effective date occurs will be prorated according to the proportion that such period bears to the full monthly or annual period. Upon any termination of this Agreement before the end of a month, the Advisory Fee and Incentive Fee, if any, for such part of that month will be prorated according to the proportion that such period bears to the full monthly period and will be payable upon the date of termination of this Agreement.

(~~d~~e)          For the purpose of determining fees payable to the Adviser under this Section 3, the value of the Fund's assets will be computed at the times and in the manner specified in the Registration Statement, and on days on which the value of Fund assets are not so determined, the asset value computation to be used will be as determined on the immediately preceding day on which the assets were determined. Furthermore, fees payable to the Adviser under this Section 3 will be earned and attributed to each class of the Fund's Shares based on the net asset value and net profits of the Fund attributable to each such class of Shares and in accordance with U.S. Generally Accepted Accounting Principles applicable to the Fund.

4.	Expenses

(a)            The Adviser. The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund.

(b)            The Fund. The Fund will bear all other costs, fees and expenses of its operations and transactions, including those relating to:

(i)            corporate, organizational and offering costs relating to offerings of the Fund's Shares;

(ii)            the cost of calculating the net asset value of Shares, including the cost of any third-party pricing or valuation services;

(iii)           the cost of effecting sales and repurchases of Shares and other securities;

(iv)           the Advisory Fee and Incentive Fee;

(v)            the Distribution and Servicing Fee;

(vi)           investment related expenses (e.g., expenses that, in the Adviser's discretion, are related to the investment of the Fund's assets, whether or not such investments are consummated), including, as applicable, brokerage commissions, borrowing charges on securities sold short, clearing and settlement charges, recordkeeping, interest expense, dividends on securities sold but not yet purchased and margin fees;

(vii)          legal (including those expenses associated with preparing the Fund's public filings, attending and preparing for Board meetings, as applicable, and generally serving as counsel to the Fund), accounting (including external accounting and valuation expenses), auditing and other professional expenses;

(viii)         tax preparation and other tax related expenses, including preparation costs of financial statements, tax returns and other reports, and any taxes, fees and other governmental charges levied against the Fund and all expenses incurred in connection with any tax audit, investigation settlement or review of the Fund;

(ix)           expenses related to the negotiation of prime brokerage contracts and other counterparty agreements;

(x)            administrator and other service provider fees and expenses;

(xi)           insurance expenses (including trustees' insurance and director's and officers' insurance, errors and omissions insurance, fidelity insurance and other similar policies);

(xii)          expenses associated with certain reporting to shareholders;

(xiii)         expenses of regulatory filings and reporting to the extent they are in connection with, relate to or derive from the Fund or its investment activities;

(xiv)         fees paid to third-party proxy services advisory firms;

(xv)          expenses incurred in connection with investments and prospective investments (including, without limitation, the evaluation, acquisition and/or disposition of such prospective or actual investments) whether or not consummated, including, without limitation, research products and services (including, without limitation, expert consultants and third-party consultants/advisors), any associated legal, financing, commitment, transaction or other fees and expenses payable to attorneys, accountants, investment bankers, lenders, third-party diligence software and service providers, consultants, third-party advisors, experts and similar professionals in connection therewith, finder’s, placement, management, incentive, consulting and other fees paid to third parties unaffiliated with the Adviser (including without limitation, investment advisers, consulting firms, and independent advisers and consultants) involved in performing services as a director or consultant, sourcing, investigating, evaluating and monitoring investment opportunities related to the acquisition, disposition, holding, monitoring and/or management of Fund assets;

(xvi)         expenses related to internally generated data analytics, which may include proprietary software and research, research travel-related costs and expenses, retainers to third party consultants/advisors, research reports and consultations, statistical data, market data and portfolio management services and software (for example, data feeds for research, trading-related software and, valuation or portfolio tracking software, licenses, Bloomberg expenses related to investments, and third-party electronic data storage and processing related to research, including systems used to access, analyze and visualize data);

(xvii)        fees, costs and expenses related to acquiring, processing, storing and providing data or data analysis, research or other value add services to portfolio companies, including any fees, costs and expenses attributable to recruiting and/or retaining any consultants engaged by the Adviser to provide advice, guidance or services to or for one or more portfolio companies and/or the Fund;

(xviii)       custodial and banking fees, registrar and transfer agent fees, bank service fees;

(xix)          reasonable expenses related to the purchase, sale or transmittal of the Fund's assets, including without limitation certain aspects of the order management system;

(xx)          fees, costs and expenses incurred in connection with indemnification (including any fees, costs and expenses incurred in connection with indemnifying any indemnified person and advancing fees, costs and expenses incurred by any indemnified person in defense or settlement of any claim that may be subject to a right of indemnification, and expenses in connection with borrowing) subject to the limitations of the 1940 Act and the Fund's organizational documents;

(xxi)          fees, costs and expenses incurred in connection with actual, threatened or otherwise anticipated litigation, inquiry, investigation, mediation, arbitration or other dispute resolution process, including any judgment, other award or settlement entered into in connection therewith relating to the Fund;

(xxii)         fees, costs and expenses incurred in connection with any shareholder meetings and any other conference or meeting with any shareholder;

(xxiii)        fees, costs and expenses incurred in connection with any meetings or events associated with or in support of portfolio companies of the Fund and industry-related events;

(xxiv)       unreimbursed costs and expenses incurred in connection with any transfer or proposed transfer;

(xxv)        fees, costs and expenses in connection with any advisors or research providers;

(xxvi)       any fee, cost, expense, liability or obligation relating to any vehicle established in connection with a particular investment (including any aggregator or holding vehicles) or its activities, business, portfolio companies or actual or potential investments that would be an expense of the Fund if it were incurred in connection with the Fund;

(xxvii)      support services to portfolio companies or prospective portfolio companies, including but not limited to services provided in connection with a "win motion", consulting or advisory services provided by third party consultants or advisors retained by the Adviser that may also provide separate and independent services to portfolio companies for their sole benefit (e.g., go to market and strategy planning);

(xxviii)    expenses incurred in connection with the Fund's liquidation, winding up and termination;

(xxix)     fees and expenses associated with marketing efforts;

(xxx)         federal and any state registration or notification fees (including any fees paid to third-party service providers related to making such filings);

(xxxi)        fees and expenses of Trustees not also serving in an executive officer capacity for the Fund or the Adviser;

(xxxii)       the costs of preparing, printing and mailing reports and other communications, including tender offer correspondence or similar materials, to shareholders;

(xxxiii)     direct costs such as printing, mailing, long distance telephone and staff;

(xxxiv)      overhead costs, including rent, office supplies, utilities and capital equipment;

(xxxv)       external accounting expenses (including fees and disbursements and expenses related to the annual audit of the Fund and the preparation of the Fund's tax information);

(xxvi)        any costs and expenses associated with or related to due diligence performed with respect to the Fund's offering of its Shares, including but not limited to costs associated with or related to due diligence activities performed by, on behalf of, or for the benefit of broker-dealers, registered investment advisers, and third-party due diligence providers;

(xxxvii)     costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act of 2002;

(xxxviii)    all transaction and investment-related costs and fees, including, without limitation, costs and fees associated with commissions, finder and related fees, indebtedness of, or guarantees made by the Fund (including any credit facility, letter of credit or similar credit support), including interest with respect thereto, or costs and fees in connection with seeking to put in place any such indebtedness or guarantee, financing, registration expenses, commitment, origination and similar fees and expenses, interest on margin accounts and other indebtedness; and

(xxxix)      all other expenses incurred by the Fund in connection with administering the Fund's business (including the reimbursements contemplated by the last paragraph of this Section 4).

Notwithstanding Section 4(a) herein, it also is understood and agreed that if persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative services to the Fund at the request of the Fund, the Fund will reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses), using a methodology for determining costs approved by the Board. Nothing contained herein shall be construed to restrict the Fund's right to hire its own employees or to contract for services to be performed by third parties.

5.	Information and Reports

(a)            The Adviser will keep the Board informed of developments relating to its duties as investment adviser of which the Adviser has, or should have, knowledge that would materially affect the Fund. In this regard, the Adviser will provide the Board and the officers of the Fund with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Fund may from time to time reasonably request.

(b)            The Adviser also will provide the Fund with any information reasonably requested regarding its management of the Fund required for any shareholder report, Registration Statement, or prospectus supplement to be filed by the Fund with the SEC. The Adviser will promptly inform the Fund if any information in the Registration Statement, as amended from time to time, is (or will become) inaccurate or incomplete.

(c)            The Fund will, from time to time, furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

6.	Services to Other Companies or Accounts

The Fund understands that the Adviser and its affiliates now act, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, funds and other investment vehicles, and as an investment manager or adviser to other investment companies, or private funds or accounts that have the same, similar or different investment objectives and strategies as the Fund, including any offshore entities (including any Coatue-advised funds). The Adviser (and its affiliates, officers, employees, partners, shareholders, equityholders, members, managers or members, collectively, the "Coatue Group") also may conduct investment activities for their own accounts. Certain entities or accounts have investment objectives or may implement investment strategies similar to, or overlapping with, those of the Fund, and certain other entities or accounts have investment objectives and strategies that are dissimilar to the Fund. Any future other entities or accounts also may be similar or dissimilar to the Fund. As a result, the Adviser expects to give advice and recommend securities to, purchase and sell securities for, and take action with respect to one or more other entities or accounts that will differ and may conflict with advice or recommendations given to, securities purchased and sold for, or action taken with respect to the Fund, even in cases where the investment objectives may be the same or similar. Even if another entity or account has investment objectives, programs or strategies that are similar to those of the Fund, the Adviser may give advice or take action with respect to the investments held by, and transactions of, the other entities or accounts that differs from the advice given or the timing or nature of any action taken with respect to the investments held by, and transactions of, the Fund. As a result of the foregoing, the Adviser (and the members of the Coatue Group) may have conflicts of interest in allocating their time and activity between the Fund and other entities or accounts, in allocating investments among the Fund and other entities or accounts and in effecting transactions for the Fund and other entities or accounts, including ones in which the Adviser (and members of the Coatue Group) may have a greater financial interest. The Adviser will devote so much of its time and effort to the affairs of the Fund as may, in its judgment, be necessary to accomplish the purposes of the Fund. The Adviser (or members of the Coatue Group) may conduct any other business including any business within the securities industry whether or not such business is in competition with the Fund. Without limiting the generality of the foregoing, the members of the Coatue Group may act as investment adviser or investment manager for others, may manage funds or capital for others, may have, make and maintain investments in its own name or through other entities or accounts and may serve as an officer, director, consultant, partner or equityholder of or perform certain limited services for of one or more investment funds, partnerships, securities firms or advisory firms. The Adviser and the Fund understand that Trustees, officers, employees and shareholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, shareholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, shareholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise. If any person who is a member, manager, partner, officer or employee of the Adviser is or becomes a Trustee, officer and/or employee of the Fund and acts as such in any business of the Fund, then such member, manager, partner, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

7.	Standard of Care

The Adviser will exercise its reasonable judgment and will act in good faith and use reasonable care and in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Section 7, the term "Adviser" shall include any affiliates of the Adviser performing services for the Fund contemplated hereby, and managing members, members, equityholders, managers, officers and employees of the Adviser and of such affiliates. The Adviser assumes no responsibility under this Agreement other than to render the services agreed to hereunder.

8.	Indemnification

Subject to Section 7 hereof, the Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with any of them (collectively, the "Indemnified Parties"), shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, for which the Adviser may seek coverage for under available insurance programs. The Fund shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser's duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the foregoing provisions of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party's duties or by reason of the reckless disregard of the Adviser's duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

9.	Term of Agreement; Termination of Agreement; Amendment of Agreement

(a)            This Agreement, unless terminated in accordance with its terms, will remain in effect for two years from ~~March 24~~[●], 202~~5~~6 and will renew for successive annual periods thereafter if approved at least annually by the Board or by the affirmative vote of the holders of a majority of the outstanding Shares of the Fund, including, in either case, a majority vote of those Trustees of the Fund who are not parties to this Agreement or "interested persons" of any party to this Agreement cast in a manner consistent with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation, order or guidance of the SEC or its staff.

(b)            This Agreement may be terminated, without penalty, (i) by the Board or by vote of holders of a majority of the outstanding shares of the Fund upon sixty (60) days' written notice to the Adviser, and (ii) by the Adviser upon sixty (60) days' written notice to the Fund. This Agreement also will terminate automatically in the event of its assignment by the Adviser. The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 or reimbursable under Section 4 through the date of termination or expiration and Section 8 shall continue in full force and effect and apply to the Adviser and the Indemnified Parties as and to the extent applicable.

(c)            This Agreement may be amended by written agreement executed by all the parties hereto only if the amendment is specifically approved by: (i) a majority vote of those Trustees of the Fund who are not parties to this Agreement or "interested persons" of any party to this Agreement cast in a manner consistent with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation, order or guidance of the SEC or its staff; and (ii) if required by applicable law, the vote of a majority of the outstanding shares of the Fund.

10.	Records

(a)            Maintenance of Records. The Adviser hereby undertakes and agrees to maintain for the Fund, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Fund's investments that are required to be maintained by the Fund pursuant to the 1940 Act with respect to the Adviser's responsibilities under this Agreement (the "Fund's Books and Records").

(b)            Ownership of Records. The Adviser agrees that the Fund's Books and Records are the Fund's property and further agrees to surrender them promptly to the Fund upon the request of the Fund; provided, however, that the Adviser may retain copies of the Fund's Books and Records at its own cost. The Fund's Books and Records will be made available, within two (2) business days of a reasonable written request, to the Fund's accountants or auditors during regular business hours at the Adviser's offices. The Fund or its authorized representatives will have the right to copy any records in the Adviser's possession that pertain to the Fund. These books, records, information, or reports will be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Fund's Books and Records will be returned to the Fund.

11.	Governing Law

This Agreement will be governed by, construed under and interpreted and enforced in accordance with the laws of the state of New York, without regard to principles of conflicts of laws of any jurisdiction to the contrary and the applicable provisions of the 1940 Act, if any. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

12.	No Waiver

The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

13.	Severability

If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

14.	Headings

The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

15.	Definitions

The terms "assignment" and "interested person," when used in this Agreement, will have the respective meanings specified in Section 2(a) of the 1940 Act. The term "majority of the outstanding shares" means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of the outstanding shares are present or represented by proxy, or (b) more than fifty percent (50%) of the outstanding shares.

16.	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, e-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

17.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of each party hereto, each Indemnified Party and their respective successors and permitted assigns. The parties to this Agreement agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, any shareholders of the Fund or their affiliates, any officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

COATUE INNOVATI~~ON~~VE STRATEGIES FUND

By:	~~/s/ Philippe Laffont~~
Name: Philippe Laffont
Title: Authorized Signatory

COATUE MANAGEMENT, L.L.C.

By:	~~/s/ Philippe Laffont~~
Name: Philippe Laffont
Title: Authorized Signatory

EXHIBIT B

5% or Greater Ownership of A Share Class

The following table identifies those investors known to the Fund to own beneficially or of record 5% or more of the voting securities of a class of Shares as of the Record Date. Any shareholder that owns 25% or more of the outstanding Shares or class may be presumed to "control" (as that term is defined in the 1940 Act) the Fund or class. Shareholders controlling the Fund or a class could have the ability to vote a majority of the Shares or class on any matter requiring approval of the shareholders of the Fund or class.

Class	Shareholder Name and Address	Number of Shares of Class Owned	Percentage of Shares of Class Owned
Class I	Philippe Laffont 9 W 57th St., New York, NY 10019	[●]	[●]	%
Class I	Explore Investments LLC 9429 Harding Ave, Box 295, Surfside, FL 33154	[●]	[●]	%
Class I	DFO Fund Investments, LP 550 Madison Avenue, 20th Floor, New York, NY 10022	[●]	[●]	%

As of the Record Date, the Trustees and officers of the Fund, either individually or as a group, owned approximately [●]% of the outstanding Shares.

B-1

COATUE INNOVATIVE STRATEGIES FUNDPO Box 43131 Providence, RI 02940-3131 EVERY VOTE IS IMPORTANT EASY VOTING OPTIONS: Please detach at perforation before mailing. COATUE INNOVATIVE STRATEGIES FUND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 28, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF COATUE INNOVATIVE STRATEGIES FUND. The undersigned shareholder(s) of Coatue Innovative Strategies Fund (the “Fund”), hereby appoint(s) Claire Jen and Heather Shaffer, and each of them as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held virtually at the following Website: meetnow.global/MJ66RUP on October 28, 2026 at [●] Eastern Time (the “Special Meeting”). To participate in the Special Meeting, enter the 14-digit control number from the shaded box on this card. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such Special Meeting. THIS PROXY CARD WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY CARD WILL BE VOTED “FOR” PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH MATTERS AS MAY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS OR DELAYS THEREOF. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 CTE_35309_081326 PLEASE MARK, SIGN, DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. xxxxxxxxxxxxxx code SCAN The QR code or visit www.proxy-direct.com to vote your shares CALL 1-800-337-3503 Follow the recorded instructions available 24 hours MAIL Vote, Sign and Mail in the enclosed Business Reply Envelope VOTE AT THE SPECIAL MEETING Visit: meetnow.global/MJ66RUP on October 28 at [●] Eastern Time. To participate in the Special Meeting, enter the 14-digit control number from the shaded box on this card. LIVE AGENT Call (877) 739-5977 with any questions. Specialists can assist with voting. Available Monday-Friday from 9 a.m. – 11 p.m. and Saturday 12 pm – 6 pm ET PROXY CARD

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN EVERY SHAREHOLDER’S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on October 28, 2026. The Proxy Statement is available at: Please detach at perforation before mailing. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X A Proposals THE BOARD OF TRUSTEES OF THE FUND (THE “BOARD”) UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL. 1. To consider and approve an Amended and Restated Investment Advisory and Management Agreement between the Fund and the Adviser. 2. To consider and approve a revision to the Fund’s fundamental concentration policy to require the Fund, under normal circumstances, to invest at least 25% of its total assets in industries within the information technology, communication services and industrials sectors in the aggregate. 3. To transact such other business as may properly come before the Special Meeting or any adjournments, postponements or delays thereof. B Authorized Signatures ─ This section must be completed for your vote to be counted. ─ Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation, or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) ─ Please print date below Signature 1 ─ Please keep signature within the box Signature 2 ─ Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx CTE1 35309 xxxxxxxx / /